SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2012

DIGAGOGO VENTURES CORP.

 (Exact name of Company as specified in its charter)

Delaware	333-166494	42-1769945
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

Yahoo Center Santa Monica 2500 Broadway, Bldg F, Suite F-125 Santa Monica, CA 90404
(Address of principal executive offices)

Phone: 310-741-6018 Fax: 310-741-6018
(Company’s Telephone Number)

Copy of all Communications to: Vincent & Rees 175 S. Main Street 15th Floor Salt Lake City, UT 84111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

      .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2012, the Company’s Board of Directors was presented with the resignation of Mr. Nehru Chomatil as chief executive officer and director and any and all other positions held with the Company.  Mr. Chomatil was presented with the opportunity to become a FINRA registered representative and to remain an officer and/or director of the Company would have been a conflict of interest for Mr. Chomatil.   The Company’s board of directors believed such resignation was in the best interests of the Company, and as of July 23, 2012, Mr. Chomatil’s resignation of any and all positions with the company was effective.

On July 23, 2012, the Company’s Board of Directors appointed Mr. Fernando Londe to serve as the chief executive officer of the Company.  Mr. Londe, who previously served as the Company’s chief executive officer, is an accomplished senior information technology director with over 18 years of demonstrated career success developing and executing operational strategies to promote organizational growth and optimal utilization of emerging technologies.  From 2009 to 2010, Mr. Londe acted as a business consultant for various companies.  Previously, from 2003 to 2009, Mr. Londe served as Chief Technology Officer of the Network & Carrior Division for FREE S.R.L., based in Italy, where he spearheaded development of a commercial VoIP network and helped obtain a license as a Telco Carrier with the Italian Authority.  From 1999 to 2003, Mr. Londe was Chief Technology Officer for Com. Tel S.P.A. in Italy where he served as project manager of SS7/C7 Interconnection with major Telecom carriers in Italy and also assisted in obtaining a license as a Telco Carrier with the Italian Authority.  Mr. Londe brings to the Company his experience as an executive leader in communications, business development, business reengineering, project management, team developing and management consulting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIGAGOGO VENTURES CORP.

	By:	/s/ Fernando Londe
Date: July 26, 2012		Fernando Londe
Chief Executive Officer